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                                                                   Exhibit 99.1

AMOCO LETTERHEAD                              Amoco Exploration & Production
                                              Amoco Building
                                              1670 Broadway
April 1, 1999                                 Post Office Box 800
                                              Denver, Colorado 80201-0800
                                              Crude Oil Supply
                                              Fax: 303-830-4967
Coho Resources, Inc.
Attn: Anne Marie O'Gorman
14785 Preston Road, Suite 860
Dallas, TX 75240

Re: Amoco and Coho Resources "Crude Call" Agreement

Dear Anne Marie:

Per my conversation with David Ownby, it is our understanding that Coho Oil & Gas Inc. has agreed to a new crude call arrangement with BP Amoco effective April 1, 1999 through April 30, 2000. The details of the arrangement are as follows:

Oklahoma Sour Production:

         Transfer Location: Into BP Amoco's designated carrier from lease tankage or from pipeline injection location at
                            lease tankage
         Volume:            Approximately 3000 BPD
         Price:             Average NYMEX WTI Settlement Price, Calendar Days,
                            Trading Days Only, less a differential of $1.84 per barrel

Oklahoma Sweet Production:
         Transfer Location: Into BP Amoco's designated carrier from lease tankage or from pipeline injection location at
                            lease tankage
         Volume:            Approximately 2000 BPD
         Price:             Average NYMEX WTI Settlement Price, Calendar Days,
                            Trading Days Only, less a differential of $0.80 per barrel

Formal amendments to the crude call language will follow which will also address the dates for future renegotiations. If this is your understanding, please sign below and fax back to me at (303) 830-3290. We look forward to working with you and the rest of the staff at Coho Resources in the months to come. Please contact me at (303) 830-3232 if you have any questions.

Sincerely,


  /s/ Lisa Benton
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Lisa Benton
Lease Crude Specialist

cc  John W. Moore, Amoco Production Company
    David Ownby, The Ownby Companies


  /s/ Anne Marie O'Gorman
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Signature
Coho Oil & Gas, Inc.